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                                                                 EXHIBIT 99.9(f)

                               THE BENCHMARK FUNDS

                 ADDENDUM NO. 1 TO THE ADMINISTRATION AGREEMENT

     This Addendum, dated as of the 8th day of January 1993, is entered into between THE BENCHMARK FUNDS (The "Trust"), a Massachusetts business trust, and GOLDMAN, SACHS & CO., a New York limited partnership (the "Administrator").

     WHEREAS, the Trust and the Administrator have entered into an Administration Agreement dated as of June 8, 1992 (the "Administration Agreement"), pursuant to which the Trust appointed the Administrator to act as administrator to the Trust for the Diversified Assets Portfolio, Government Portfolio, Government Select Portfolio, Tax-Exempt Portfolio, California Municipal Portfolio and the Short Duration Portfolio;

     WHEREAS, the Trust is establishing the Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, and Bond Portfolio (the "Portfolios"), and it desires to retain the Administrator to act as administrator of the Trust for the Portfolios and the Administrator is willing to so act;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Appointment. The Trust hereby appoints the Administrator as administrator of the Trust for the Portfolios on the terms and for the periods set forth in the Administration Agreement. The Administrator hereby accepts such appointment and agrees to render the services and perform the duties set forth in the Administration Agreement for the compensation therein provided.

     2. Capitalized Terms. From and after the date hereof, the term "Portfolios" as used in the Administration Agreement shall be deemed to include the Equity Index Portfolio, small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate and Bond Portfolio. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the
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          Administration Agreement.

     3. Miscellaneous. Except to the extent supplemented hereby, the Administration Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                                                        THE BENCHMARK FUNDS

Attest:/s/ Michael Richman                              By:/s/ Stephen B. Wells
       ----------------------------                        ---------------------
                                                        Title: President

                                                        GOLDMAN SACHS & CO.

Attest:/s/ Michael Richman                              By: Alan Shuch
       ----------------------------                        ---------------------
                                                        Title: Partner